UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Republic First Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Two Liberty Place, 50 S. 16th Street, Suite 2400
 Philadelphia, Pennsylvania  19102
March 28, 2016

Dear Shareholder:
You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Republic First Bancorp, Inc., or the "Company," to be held on April 26, 2016 at 5:00 PM, local time, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102.
At the annual meeting, shareholders will be asked to consider and vote upon (i) the election of two Class III Directors to the Company's board of directors to serve until the 2019 annual meeting of shareholders and until their successors are elected and qualified; (ii) an amendment to the Company's articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000; (iii) a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal to increase the authorized shares; (iv) the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016; and (v) any such other matters as may properly come before the meeting or any postponement or adjournment thereof.
It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting.  You may also vote by telephone or internet with the provided instructions.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.
Enclosed with your proxy materials is a copy of our 2015 Annual Report to Shareholders.
We look forward to seeing you at the meeting.

Very truly yours,

Harry D. Madonna
Chairman of the Board
and Chief Executive Officer

REPUBLIC FIRST BANCORP, INC.
Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania  19102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2016
NOTICE IS HEREBY GIVEN THAT the 2016 Annual Meeting of Shareholders of Republic First Bancorp, Inc. (the "Company") will be held on Tuesday, April 26, 2016 at 5:00 PM, local time, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102 to consider and vote upon:
•	the election of two (2) Class III Directors to the Company's board of directors to serve until the 2019 annual meeting of shareholders and until their successors are elected and qualified;
•	an amendment to the Company's articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000;
•	a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal amend the articles of incorporation to increase the authorized shares of common stock;
•	the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016; and
•	any such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.
Only shareholders of record of the Company at the close of business on March 7, 2016, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
All shareholders are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or vote by telephone or internet.
If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors.  If the annual meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any other matter set forth in this Notice of annual meeting.
Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting to be held on April 26, 2016

Our proxy statement, 2015 annual report to shareholders, and proxy card are available on the internet at http://www.edocumentview.com/FRBK.  If you would like to receive proxy materials related to this or any future shareholders meetings, or any of the Company's filings with the Securities and Exchange Commission or press releases, please email your request to llewis@myrepublicbank.com or call us at (215) 735-4422, ext. 5332.
By Order of the Board of Directors

Corporate Secretary

March 28, 2016

IT IS IMPORTANT THAT YOU VOTE PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

REPUBLIC FIRST BANCORP, INC.
Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania  19102
PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2016
This proxy statement is being furnished to shareholders of Republic First Bancorp, Inc., referred to in this document as "we", "our", "us", or the "Company", in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at 5:00 PM, local time, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, PA 19102 on  April 26, 2016, or such later date to which the annual meeting may be postponed or adjourned.
At the annual meeting, you will be asked to consider and vote upon the following matters:
•	the election of two (2) Class III Directors to the Company's board of directors to serve until the 2019 annual meeting of shareholders and until their successors are elected and qualified;
•	an amendment to the Company's articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000;
•	a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal to amend the articles of incorporation to increase the authorized shares of common stock;
•	the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016; and
•	any such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.
Information regarding the election of directors and other proposals is included in this proxy statement.  Shareholders should carefully read this proxy statement.
The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 1, 2016.

- i -

- ii -

INFORMATION ABOUT VOTING
How are proxies being solicited?
This proxy solicitation is being made by and at the direction of the board of directors of the Company, and the Company will pay all expenses relating to the solicitation.  In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company and the Bank, who will not be compensated for such solicitation activities.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.
What is on the agenda for the annual meeting?
The agenda for the annual meeting includes the election of two Class III Directors to the Company's board of directors to serve until the 2019 annual meeting of shareholders and until their successors are elected and qualified, a proposal to approve an amendment to the Company's articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000, a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal to amend the articles of incorporation to increase the authorized shares of common stock, ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, and such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.  We are not aware of any such other matters that may properly come before the annual meeting at the present time.
Who can vote?
Only shareholders of record, as shown on the transfer books of the Company at the close of business on March 7, 2016 (the "Record Date") will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.  Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on each other matter to be presented at the annual meeting.  As of March 7, 2016, there were 37,837,253 shares of common stock outstanding and entitled to vote.
How do I vote if shares are held directly in my name?
If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:
•	Voting By Mail: If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.
•	Voting By Telephone: If you choose to vote by telephone, call toll-free 1 (800) 652‑VOTE (8683) and follow the instructions provided on the recorded message. Please note telephone votes must be cast prior to 11:59 PM, EDT, April 25, 2016.
•	Voting By Internet: If you choose to vote by internet, log onto www.investorvote.com/FRBK and follow the instructions outlined on such secure website. Please note internet votes must be cast prior to 11:59 PM, EDT, April 25, 2016.

•	In Person: If you choose to vote in person, come to the annual meeting and cast your vote. If you attend the annual meeting, you may vote your shares in person even if you have previously submitted a proxy.
If you vote electronically via the Internet or by telephone, you will need your shareholder control number (your shareholder control number can be found on the bottom right-hand corner of your proxy card).
If you hold your shares in street name or through a bank, brokerage firm or other nominee, see "How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?" for instruction on how to vote your shares.
How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?
If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.
How will my proxy be voted?
If you submit a signed proxy card or submit your proxy by telephone or the internet but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of common stock:
•	"FOR" the election of each of the board's director nominees named in this proxy statement,
•	"FOR" the proposal to amend the articles of incorporation to increase the authorized number of shares of common stock,
•	"FOR" the proposal to adjourn the annual meeting, if necessary; and
•	"FOR" the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016.
With respect to any other matter that properly comes before the annual meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will vote your shares of common stock in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.
If you hold your shares of the Company's common stock in "street name" (that is, through a broker or other nominee) and fail to instruct your broker or nominee as to how to vote your shares of common stock (i) on the election of directors, (ii) on the proposal to amend the articles of incorporation to increase the authorized number of shares of common stock, or (iii) on the proposal to adjourn the annual meeting, if necessary, your broker or nominee cannot vote your shares with respect to such proposals.  If you hold your shares in "street name" and fail to instruct your broker or nominee as to how to vote your shares of common stock on the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016, your broker or other nominee has discretionary voting authority to vote your shares on such proposal.

What is a broker non‑vote?
A broker non‑vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so‑called "broker non-votes").  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other matters submitted to the shareholders and subject to approval based on votes cast.
Can I revoke my proxy or change my vote after submitting my proxy?
Proxies may be revoked at any time prior to being voted at the annual meeting.  You may revoke a proxy before its exercise by filing written notice of revocation with our Secretary before the annual meeting.  After voting, you may change your vote one or more times by completing and returning a new proxy to our Secretary, by voting again by internet or telephone as described in this proxy statement, or by voting in person at the annual meeting.  You may request a new proxy card from our Secretary.  The last vote received chronologically will supersede any prior votes.  The deadline for registered shareholders to change their vote by internet or telephone is 11:59 PM, EDT, on April 25, 2016.  All requests and correspondence with our Secretary should be mailed to Republic First Bancorp, Inc., Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania 19102, Attention:  Kemma Brown, Secretary.
What constitutes a quorum at the annual meeting?
We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares of common stock are represented in person or by proxy at the annual meeting.  Abstentions and broker non‑votes are counted as present for the purpose of establishing a quorum.  If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors.  If the annual meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned annual meeting, even though they do not constitute a quorum as described above at the adjourned meeting, will constitute a quorum for the purpose of acting on any matter described in the Notice of annual meeting.
How can I obtain directions to attend the annual meeting and vote in person?
The annual meeting will be held at The Union League of Philadelphia which is located at 140 South Broad Street, Philadelphia, PA, 19102.  You may obtain directions to The Union League by contacting their office during regular business hours at (215) 563‑6500 or by accessing The Union League's website at http://www.unionleague.org and clicking on the "About" tab and selecting the "Directions and Parking" link.  The information on this website is not incorporated into this proxy statement and is an inactive textual reference only.

How many votes are required for the election of directors (Proposal 1)?
For Proposal 1, directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting, provided a quorum is present.  A "plurality" means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non‑votes have no effect on the outcome of the vote.  Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result.  Shareholders are not entitled to cumulative voting in the election of directors.
How many votes are required for approval of the proposal to amend the Company's articles of incorporation to increase the authorized number of shares (Proposal 2)?
Pursuant to an express provision in our articles of incorporation, Proposal 2 to amend the articles of incorporation to increase the authorized number of shares of common stock will be approved if at least sixty percent (60%) of the votes entitled to be cast are voted FOR the proposal.  Because the vote necessary for approval is based on the number of votes entitled to be cast, and not the number of actual votes cast at the annual meeting, abstentions and broker non-votes will effectively be votes against the proposal to increase the authorized number of shares of common stock.
How many votes are required for the approval of the proposal to adjourn the annual meeting, if necessary (Proposal 3)?
Proposal 3 will be approved if a majority of the votes represented in person or proxy at the annual meeting and entitled to vote are voted FOR the proposal.  Abstentions and broker non‑votes on such other proposals are not considered votes cast and, as such, have no effect on the approval of the proposal to adjourn the annual meeting.
How many votes are required for the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 4)?
Proposal 4 will be approved if a majority of the votes represented in person or proxy at the annual meeting and entitled to vote are voted FOR the proposal.  Abstentions, but not broker non-votes, will have the same legal effect as votes against the proposal.
How many votes are required for any other proposals that may properly come before the annual meeting?
Generally, any other proposals that may properly come before the annual meeting or any postponement or adjournment thereof will be approved if a majority of the votes at the annual meeting and entitled to vote thereon are voted in favor of the action, unless otherwise provided by express provision of law or by our articles of incorporation or our bylaws.  Abstentions, but not broker non‑votes, will have the same legal effect as votes against any other proposal.  Broker non-votes will not count as votes against any proposal at the annual meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company's by‑laws provide that the board may consist of not less than five directors and not more than 25 directors, classified into three classes, as nearly equal in number as possible, with the specific number of directors fixed from time to time by resolution of the board.  The members of one class of directors are elected at each annual meeting and each class of directors serves for approximately three years.  The classes of directors have been designated as "Class I," "Class II" and "Class III."
The board has currently fixed the number of directors at six.  The Class I Directors are Harry D. Madonna and Brian P. Tierney; the Class II Directors are Robert J. Coleman and Harris Wildstein, Esq.; and the Class III Directors are Barry L. Spevak and Theodore J. Flocco, Jr.  The incumbent Class I Directors will continue in office until the Company's 2017 Annual Meeting of Shareholders and the incumbent Class II Directors will continue in office until the Company's 2018 Annual Meeting of Shareholders.  All directors will hold office until the annual meeting of shareholders at which their terms expire and until the elections and qualifications of their successors.
Upon the recommendation of the nominating and governance committee of our board of directors, our board has nominated Theodore J. Flocco, Jr. and Barry L. Spevak for reelection as Class III Directors to serve until the Company's 2019 annual meeting of shareholders and thereafter until their successors are elected and qualified.  All of the director nominees have agreed to stand for election.  In the event, however, that, for any reason, one or more director nominees becomes unavailable for election or service as director, the board may designate a substitute nominee or nominees to replace him or them and the persons designated in the enclosed proxy will vote for the election of such other person or persons as the board may recommend.
The specific backgrounds and qualifications of our current directors and director nominees are reflected in each person's biography below.
Director Nominees
The following individuals have been nominated for election to the board as Class III Directors, to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified.
Theodore J. Flocco, Jr., C.P.A., age 71, has been a director of the Company and the Bank since 2008.  Before his retirement from Ernst & Young LLP, Mr. Flocco was a general audit partner and advised many of the largest SEC regulated clients of the Philadelphia office for more than 35 years, including several regional and local banks.  Mr. Flocco has experience in the banking, mutual fund, real estate and manufacturing and distribution industries.  His responsibilities at Ernst & Young LLP included consulting with senior executives and directors of companies on accounting and strategic business issues, mergers and acquisitions, public offerings and SEC registrations.  He has extensive experience in the public offering market through his involvement in more than 100 public equity and debt offerings.  Mr. Flocco's experience in public accounting and SEC matters provides the board with depth in matters related to accounting, SEC financial reporting and shareholder communication and also qualifies him as a financial expert to serve on the board's audit committee.
Barry L. Spevak, age 55, has been a director of the Company and the Bank since April 2004.  He has also been a partner with Downey, Spevak and Associates, Ltd., a certified public accounting firm, since 1991 and has previously served as the treasurer of the Recording for the Blind and Dyslexic.  Mr. Spevak's experience as a certified public accountant qualifies him as a financial expert and his financial accounting background provides the board with an understanding of financial statements, accounting and operational and financial controls.  He also provides the Company with general business knowledge.

Continuing Directors
Each of the following individuals is an incumbent director who will continue to serve as a director of the Company until the end of his respective term or until a successor is elected and qualified.
Class I Directors
Harry D. Madonna, age 73, has been chairman, president and chief executive officer of the Company since 1988.  Mr. Madonna has also served as the chairman and chief executive officer of the Bank since 1988 and served as the Bank's president from 1998 until May 2010.  Mr. Madonna has also served as trustee of the First Bank of Delaware Liquidating Trust since November 2012.  From 1999 through November 2012, Mr. Madonna served as executive chairman of First Bank of Delaware and served as its chief executive officer from January 2002 until July 2008.  Mr. Madonna was counsel to Spector Gadon & Rosen, PC, a general practice law firm located in Philadelphia, Pennsylvania from January 1, 2002 until June 30, 2005 and prior to that, was a partner of Blank Rome LLP, a law firm located in Philadelphia, Pennsylvania from 1980 until December 2001.  Mr. Madonna's background as an attorney and years of experience with the Bank provides him with the skills to lead the board and the Company.  Mr. Madonna's position within the Company and the Bank also provides him with intimate knowledge of our business, results of operations and financial condition.  Further, as the chief executive officer and chairman, Mr. Madonna acts as the liaison between the directors and management, and assists the board in its oversight of the Company.
Brian P. Tierney, age 59, has been a director of the Company and the Bank since April 2011.  He has also served as chief executive officer of Brian Communications, a strategic communications agency, and Real Time Media, an interactive marketing services agency since November 2010.  He was publisher of the Philadelphia Inquirer and Daily News and chief executive officer of its parent company, Philadelphia Media Holdings LLC, from June 2006 and August 2006, respectively, until October 2010.  In February 2009, Philadelphia Newspapers LLC, a subsidiary of Philadelphia Media Holdings LLC, filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy code and emerged from bankruptcy in October 2010.  He previously served as chairman and chief executive officer of Tierney Holdings LLC, a private investment firm.  From June 2004 to March 2005, he was vice chairman of Advanta Corp. Prior to that period, he was the founding partner of T2 Group, a public relations firm, from November 2003 until it was sold to Advanta Corp.  Mr. Tierney serves as a director on a variety of civic, educational and charitable boards, including the board of directors of Nutrisystem, Inc., a publicly traded corporation and leading provider of home-delivered weight-loss meal plans.  Mr. Tierney has a strong corporate leadership background, having served as a chief executive officer and having held additional management positions at several companies.  His service as a director on the board of another public company and a member of other boards also provides insight on corporate governance issues.
Class II Directors
Robert J. Coleman, age 79, has been a director of the Company and the Bank since April 2003.  Prior to his retirement in December 2009, Mr. Coleman had been the chairman and chief executive officer of Marshall, Dennehey, Warner, Coleman & Goggin, a defense litigation law firm, since 1974.  Mr. Coleman's background as an attorney offers the board valuable experience in legal matters (although he does not render the Company legal advice) and general business knowledge. In addition, his many years of experience serving as a chairman and chief executive officer provides the board with valuable insight on leadership qualities, corporate governance issues and business acumen.

Harris Wildstein, Esq., age 70, has been a director of the Company and the Bank since 1988.  Mr. Wildstein has also served as trustee of the First Bank of Delaware Liquidating Trust since November 2012.  From 1999 through November 2012, Mr. Wildstein served as a director of First Bank of Delaware.  Since September 2004, Mr. Wildstein has been an owner and officer of Lifeline Funding, LLC, a pre‑settlement funding organization.  He has been the Vice President of R&S Imports, Ltd., an automobile dealership, since 1977, and president of HVW, Inc., an automobile dealership, since 1982.  Mr. Wildstein's background in owning and managing multiple businesses has made him sophisticated in the analysis of financial matters and offers the board insight into understanding the many customers that the Bank serves today.  Mr. Wildstein also provides the board with valuable leadership and management perspectives and business acumen.
As noted above, Messrs. Madonna and Wildstein were members of First Bank of Delaware's board of directors from 1999 through November 2012.  First Bank of Delaware was a public company until the dissolution of that entity on November 16, 2012.  The remaining assets and liabilities of the First Bank of Delaware were transferred to a liquidating trust, referred to as the First Bank of Delaware Liquidating Trust.  Messrs. Madonna and Wildstein became trustees of that trust. Final distributions were made from the trust during 2015 and it was dissolved as of December 31, 2015. Mr. Tierney is a member of Nutrisystem, Inc.'s board of directors which is also a public company.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2019 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

BOARD OF DIRECTORS AND COMMITTEES
Director Independence
The Company's common stock is listed on the NASDAQ Global Market and the Company's board of directors has determined the independence of the members of its board and committees under the NASDAQ listing standards.  The Company's board of directors determined that under NASDAQ independence standards Messrs. Coleman, Flocco, Spevak, Tierney and Wildstein, constituting a majority of the members of the Company's board of directors, are independent, and that all of the members of the audit, nominating and governance and compensation committees are independent (as defined under the applicable SEC rules and the listing standards of NASDAQ).  The Company's only director who was determined to not be independent was Mr. Madonna.
The board does not have a policy regarding the separation of the roles of chief executive officer and chairman of the board as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board.  Accordingly, the board periodically reviews its leadership structure.  Currently, the board believes that the Company's president and chief executive officer is best situated to serve as chairman of the board.  We believe this board leadership structure is appropriate for our Company, in that the combined role of president and chairman of the board and chief executive officer promotes unified leadership and direction for our Company, allowing for a single, clear focus for management to execute the Company's strategy and business plan.  The board believes that the Company's chief executive officer is best situated to serve as chairman of the board because he is the director most familiar with the Company's business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our corporate strategy.  Independent directors and management have different views and roles in the development of a strategic plan.  The Company's independent directors bring experience, oversight and expertise from outside the Company and often the industry, while the chief executive officer brings Company-specific and industry-specific experience and expertise.  The board believes that the combined role of chairman and president and chief executive officer promotes efficiency, strategy development and execution, and facilitates information flow between management and the board, which are essential to effective governance.
We have a relatively small board, a majority of which is independent under the listing standards for the Nasdaq Global Market.  Each independent director has direct access to our chairman of the board, president and chief executive officer, as well as other members of the senior management team.  We believe that having such direct access makes the separation of the principal executive officer and board chairman positions unnecessary.  The independent directors also regularly meet in executive session without management present.
The board oversees the Company's risk management, satisfying itself that our risk management practices are consistent with our corporate strategy and are functioning appropriately.  While a degree of risk is inherent in any business activity, the board strives to ensure that risk management is incorporated into the Company's culture, and to foster risk-aware and risk-adjusted decision-making throughout the organization.  We believe our risk management processes are set up to bring to the board's attention our material risks, and permit the board to understand and evaluate how those risks interrelate and how management addresses them.
Our board performs its risk oversight function in several ways.  The board establishes standards for risk management by approving policies that address and mitigate the Company's most material risks.  These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money Laundering compliance.  The board also monitors, reviews, and reacts to our risks through various reports presented by management, internal and external auditors, and regulatory examiners.  The board conducts certain risk oversight activities through its various committees which have direct oversight over specific functional areas.  Our asset/liability committee, or ALCO, is also comprised of directors and members of senior management, and has primary responsibility for risks associated with our exposure to fluctuations in interest rates and our liquidity needs.  Our audit committee is responsible for risks associated with our financial reporting and internal controls, and our compensation committee is responsible for risks associated with our compensation practices.  Notwithstanding that each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.

Meetings of the Board and Attendance
During 2015, the directors held six board meetings.  All of the current directors attended at least 80% of the aggregate of (1) the total number of meetings of the board (held during the period for which such director was a member of the board) and (2) the total number of meetings of all committees of the board on which such director served (during the periods that such director served).  We encourage all incumbent directors and nominees for election as directors to attend our annual meetings.  All of our current directors attended the 2015 annual meeting of shareholders with the exception of Mr. Coleman who was unable to be present.
Board Committees
The Company's board of directors conducts much of its business through committees, including a standing audit committee, nominating and governance committee and compensation committee.
Audit Committee
The board of directors of the Company has designated a standing audit committee, currently consisting of Messrs. Flocco (chair), Spevak and Wildstein. All members of the audit committee are independent as defined under the applicable SEC rules and the listing standards of NASDAQ, including the independence criteria applicable to audit committee members.  The board of directors has determined that both Mr. Flocco and Mr. Spevak qualify as audit committee financial experts, as defined in SEC rules and regulations.
The audit committee held nine meetings during 2015, and it operates under a written charter approved by the board.  A copy of the audit committee's charter is available on the Company's website at www.myrepublicbank.com.  The responsibilities of the audit committee are to, among others:
•	assist the board of directors with the oversight of the integrity of the Company's financial statements and internal controls, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence and the performance of the Company's internal audit function and the independent registered public accounting firm;
•	establish procedures for receipt, retention, and handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;
•	retain, evaluate, and, where appropriate, replace the independent auditors, set the independent auditor's compensation, oversee the work of the independent auditor and pre-approve all audit services to be provided by the independent auditor;

•	review with the independent auditor and members of management conducting the internal audit, the adequacy and effectiveness of the systems of internal controls, accounting practices, and disclosure controls and procedures of the Company and current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate;
•	make a recommendation to the board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10‑K;
•	prepare the report required to be prepared by the audit committee pursuant to the rules of the Securities and Exchange Commission, or "SEC," for inclusion in the Company's annual proxy statement; and
•	review in advance the public release of all financial information.
Audit Committee Report
The audit committee of the Company's board of directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.
Management is responsible for the Company's internal controls and financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The audit committee's responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2015, with management and the Company's independent accountants.  As required by the standards of the Public Company Accounting Oversight Board ("PCAOB"), the audit committee discussed with BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standard No. 16 "Communication with Audit Committees."  The audit committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning BDO's independence, and has discussed with BDO its independence.
Based upon the audit committee's review and discussions with management and the independent registered public accounting firm referred to above, the audit committee recommended to the board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10‑K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.
Respectfully submitted,

Theodore J. Flocco, Jr. (Chair)
Barry L. Spevak
Harris Wildstein

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Audit Committee Report shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Compensation Committee
The board of directors of the Company has designated a standing compensation committee, currently consisting of Messrs. Spevak (chair), Coleman and Flocco.
The compensation committee operates under a written charter approved by the board.  A copy of the compensation committee's charter is available on the Company's website at www.myrepublicbank.com.  The charter provides, among other things, that the compensation committee be comprised of at least three members.
All members of the compensation committee have been determined by the board to be independent under NASDAQ listing standards, "non‑employee directors," as defined in SEC Rule 16b‑3, and "outside directors," as defined for purposes of Internal Revenue Code Section 162(m).  The compensation committee held five meetings in 2015.  The compensation committee's responsibilities include, among others, the following:
•	review and approve the Company's overall compensation philosophy and oversee the administration of related compensation and benefit programs, policies and practices;
•	set the compensation of the chief executive officer and other executive officers of the Company. Regarding compensation for officers other than the chief executive officer, the committee shall consult with the chief executive officer and the other officers of the Company as appropriate;
•	evaluate the performance of the chief executive officer and review and approve the chief executive officer's evaluation of performance of the other executive officers in light of approved performance goals and objectives;
•	review and recommend for approval to the board cash-based incentive compensation plans, equity-based compensation plans, defined benefit and contribution plans and other welfare benefit plans or amendments or modifications to such plans;
•	grant options and other awards under equity-based plans;
•	review and discuss with management the Compensation Discussion and Analysis (CD&A) to be included in the Company's annual proxy statement, if required, and determine whether to recommend to the board that the CD&A be included in the proxy statement, if applicable;
•	provide the compensation committee report for inclusion in the proxy statement, if required, that complies with the rules and regulations of the Securities and Exchange Commission; and
•	have the authority to retain and terminate any consulting firm to advise the compensation committee, as it deems appropriate, including the authority to approve the consultant's fees and other retention terms.

Compensation Processes and Procedures
The compensation committee meets at such times as it determines to be necessary or appropriate, but not less than once a year.  The compensation committee has the authority to establish the compensation of the chief executive officer and other executive officers of the Company and the Bank and may not delegate such authority, except to a sub‑committee.  The chief executive officer has the responsibility for proposing the amount and form of compensation of the other executive officers of the Company and the Bank and the compensation committee consults with the chief executive officer on such matters.
The compensation committee is also responsible for periodically reviewing the amount and form of director compensation paid to non‑employee directors.  The compensation committee recommends proposed changes in director compensation to the board as appropriate, from time to time, and any changes in director compensation are approved by the board.
Nominations and Shareholder Communications
Nominating and Governance Committee
The board of directors of the Company has designated a standing nominating and governance committee, currently consisting of Messrs. Coleman (chair), Spevak and Wildstein.
All members of the nominating and governance committee have been determined by the board to be independent under NASDAQ listing standards.  The nominating and governance committee held one meeting in 2015.  The nominating and governance committee operates under a written charter approved by the board.  A copy of the nominating and governance committee's charter is available on the Company's website at www.myrepublicbank.com.
In addition to the responsibilities described below regarding overseeing the selection and recommendation of board nominees, the nominating and governance committee's responsibilities include, among other things, the following:
•	make recommendations to the Board from time to time as to changes that the Committee believes to be desirable in the size of the Board or any committee thereof and the establishment of any new committees of the Board that the Committee believes to be necessary or desirable;
•	conduct annually an evaluation of the performance of the board as a whole and the directors in such manner as the committee deems appropriate and, through its chairperson, communicate this evaluation to the full board; and
•	maintain an orientation program for new directors and an education program for continuing directors.
The nominating and governance committee also oversees the composition and operation of the Company's board, including identifying individuals qualified to become board members, recommending to the board director nominees for the annual meetings of shareholders, and filling vacancies occurring between annual shareholder meetings. It identifies director candidates by considering the recommendations of the Company's directors, executive officers and shareholders, as well as those of experts and consultants of the Company.  The nominating and governance committee evaluates candidates it has identified or who have been recommended to it based on the selection criteria provided in the nominating and governance committee charter and other criteria deemed relevant by the nominating and governance committee, including each candidate's background and experience, the candidate's ability to understand the business, financial affairs and complexities of the Company and the Company's business, the candidate's willingness and ability to spend the necessary time required to function effectively as a director, the candidate's open-minded approach to matters and the resolve to independently analyze matters presented for consideration, as well as the candidate's ability to act in the best interest of the Company's shareholders, and the candidate's reputation for honesty and integrity.

While the nominating and corporate governance committee does not have a formal policy regarding director diversity, it believes that the directors should encompass a range of experience, viewpoints, qualifications, attributes and skills in order to provide sound and prudent guidance to the Company's management.  The nominating and corporate governance committee considers diversity in connection with its review of each potential director candidate and is satisfied that the current composition of the board of directors reflects its commitment to diversity.  The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
The nominating and governance committee evaluates director candidates recommended by shareholders in the same manner that it evaluates other director candidates.  The procedures for shareholders to recommend director candidates are described under the heading "Shareholder Proposals and Nominations for the 2017 Annual Meeting".
Shareholder Communications
Any shareholder may communicate with our board, or any individual member or members of the board, by directing his, her or its communication to Kemma Brown, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, PA 19102, together with a request to forward the communication to the intended recipient or recipients.  In general, all shareholder communications delivered to the corporate secretary for forwarding to the board or specified board members will be forwarded in accordance with the shareholder's instructions.  The corporate secretary, however, may not forward any abusive, threatening or otherwise inappropriate materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 7, 2016, information with respect to the holdings of Company voting securities of all persons which the Company, pursuant to filings with the SEC and the Company's stock transfer records, has reason to believe may be beneficial owners of more than five percent (5%) of the Company's outstanding common stock, each current director or director nominee, each executive officer named in the 2015 Summary Compensation Table, and all of the Company's director nominees, directors and executive officers as a group.
Name of Beneficial Owner or Identity of Group (1)	Number of Shares Beneficially Owned (2)		Percentage of Ownership (2)

Director Nominees, Directors and Executive Officers:
Harris Wildstein…………………………………………	918,999	(3)	2.4%
Harry D. Madonna………………………………………	851,884	(4)	2.2%
Robert J. Coleman……………………………………….	645,972	(5)	1.7%
Theodore J. Flocco, Jr. ………………………………….	118,573	(6)	*
Barry L. Spevak…………………………………………	61,999	(7)	*
Brian P. Tierney…………………………………………	72,913	(8)	*
Jay Neilon…………………………………………….....	111,000	(9)	*
Rhonda Costello…………………………………………	118,500	(10)	*
Andrew J. Logue…………………………………...........	143,000	(11)	*
Frank A. Cavallaro………………………………………	53,250	(12)	*

All, director nominees, directors and executive officers as a group (10 persons)……………………........	3,096,090		8.0%

Other Five Percent Beneficial Shareholders:
Vernon W. Hill II………………………………………..	3,799,054	(13)	9.9%
Wellington Management Group LLP….…….………….	3,743,504	(14)	9.9%
30 RBK Investment, LLC…………………….…………	3,736,842	(15)	9.9%
Schaller Equity Partners……………….……….…..........	3,523,968	(16)	9.3%
Basswood Capital Management LLC….…………..........	2,368,338	(17)	6.3%
The Evergreen Trust...……………………………..........	2,019,438	(18)	5.3%
_______________________________________
* Represents beneficial ownership of less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102. The group of director nominees, directors and executive officers was determined as of March 7, 2016.
(2)	The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, common stock, is determined to be a beneficial owner of the common stock. All shares are subject to the named person's sole voting and investment power unless otherwise indicated. Shares beneficially owned include shares issuable upon exercise of options which are currently exercisable or which will be exercisable within 60 days of March 7, 2016 and upon conversion of convertible securities which are currently convertible or which will be convertible within 60 days of March 7, 2016. Percentage calculations presume that the identified individual or group exercise and convert all of his or their respective options and convertible securities, and that no other holders of options or convertible securities exercise their options or convert their convertible securities. As of March 7, 2016, there were 37,837,253 shares of the Company's common stock outstanding.

(3)	Includes 42,000 shares of common stock issuable subject to options which are currently exercisable. Also includes 30,087 shares in trust for his daughter and 14,032 shares held by his wife.
(4)	Includes 175,000 shares of common stock issuable subject to options which are currently exercisable. Does not include securities held by The Evergreen Trust. Mr. Madonna does not have the power to vote on, invest in, or dispose of securities held by The Evergreen Trust and accordingly does not beneficially own those shares. See note (18) below.
(5)	Includes 45,300 shares of common stock issuable subject to options which are currently exercisable.
(6)	Includes 39,000 shares of common stock issuable subject to options which are currently exercisable, 240 trust preferred securities of Republic First Bancorp Capital Trust IV which are currently convertible into 36,923 shares of common stock, and 8,000 shares of common stock held by his daughter.
(7)	Includes 42,000 shares of common stock issuable subject to options which are currently exercisable.
(8)	Includes 30,000 shares of common stock issuable subject to options which are currently exercisable.
(9)	Includes 61,000 shares of common stock issuable subject to options which are currently exercisable.
(10)	Includes 91,000 shares of common stock issuable subject to options which are currently exercisable and 12,500 shares of common stock held by her husband.
(11)	Includes 118,000 shares of common stock issuable subject to options which are currently exercisable
(12)	Includes 39,500 shares of common stock issuable subject to options which are currently exercisable.
(13)	Information is derived partly from a Schedule 13D/A filed with the SEC on June 30, 2014. Mr. Hill owns a total of 6,000 trust preferred securities of Republic First Bancorp Capital Trust IV which are convertible into 923,077 shares of common stock. A restriction on conversion of these trust preferred securities prohibits conversion if the holder would beneficially own more than 9.9% of the common stock outstanding at the time of conversion. Accordingly, the calculation of the number of shares beneficially owned in the table above only includes 3,411 trust preferred securities of Republic First Bancorp Capital Trust IV held by Mr. Hill, which are currently convertible into 524,769 shares of common stock. Also includes 12,500 shares of common stock issuable subject to options. The address of Mr. Hill is 14000 Horizon Way, Suite 100, Mt. Laurel, NJ 08054.
(14)	Includes Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Information is derived from a Schedule 13G/A filed with the SEC on February 11, 2016. The principal business office address is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210.
(15)	Includes S.A.C. Venture Investments, LLC and Steven A. Cohen. Information is derived from a Schedule 13G filed with the SEC on May 1, 2014. The principal business office address is 72 Cummings Point Road, Stamford, CT 06902.
(16)	Includes Schaller Investment Group Incorporated, Schaller Equity Management, Inc. and Douglas E. Schaller. Information is derived from a Schedule 13G/A filed with the SEC on February 11, 2016. The principal business office address is 324 Indera Mills Court, Winston-Salem, NC 27101.
(17)	Includes Matthew Lindenbaum and Benentt Lindenbaum. Information is derived from a Schedule 13G filed with the SEC on February 11, 2016. The principal business office address is c/o Basswood Capital Management, LLC, 645 Madison Avenue, 10th Floor, New York, NY 10022.
(18)	The co‑trustees of The Evergreen Trust are Brooke C. Madonna, Harry Dillon Madonna, Brandy C. Madonna and Lucas Prewett. The co‑trustees have voting and dispositive power over the shares held by the Evergreen Trust. In addition, Harry Dillon Madonna beneficially owns 11,934 shares of common stock which are held directly and Brandy Madonna beneficially owns 8,795 shares of common stock which are held directly. Includes 1,557,900 shares of common stock held by The Evergreen Trust directly and 461,538 shares of common stock issuable upon the conversion of 3,000 trust preferred securities of Republic First Bancorp Capital Trust IV, which are currently convertible. Mr. Harry D. Madonna does not have the power to vote on, invest in, or dispose of securities held by The Evergreen Trust and accordingly does not beneficially own those shares. Information is derived from a Schedule 13G filed with the SEC on May 17, 2011. The address of The Evergreen Trust is 1320 North Avignon Drive, Gladwyne, PA 19035.

EXECUTIVE OFFICERS AND COMPENSATION
Executive Officers
The following sets forth certain information regarding executive officers of the Company and the Bank.  Information pertaining to Harry D. Madonna, who is both a director and an executive officer of the Company and the Bank, may be found in the section entitled "Proposal 1 ‑ Election of Directors ‑ Continuing Directors".
Frank A. Cavallaro, 47, has been an executive vice president and chief financial officer of the Company since February 2012.  Mr. Cavallaro had been a senior vice president and chief financial officer of the Company since August 31, 2009.  Prior to joining the Company, Mr. Cavallaro, served as a vice president in the finance department for Commerce Bank, N.A. and its successor TD Bank, N.A. from September 1997 to August 2009.  Mr. Cavallaro, a certified public accountant, has eighteen years of experience in the financial services industry and, prior to that, three years experience in public accounting with Ernst & Young LLP.
Andrew J. Logue, 58, has been president and chief operating officer of the Bank since May 2010.  Mr. Logue had been executive vice president and chief operating officer of the Bank since August 20, 2008.  Prior to joining the Bank, Mr. Logue, served as senior vice president/enterprise risk management for Commerce Bank, N.A. and its successor TD Bank, N.A. from March 1991 to August 2008.  Mr. Logue served in various functions during his tenure at Commerce Bank, N.A.
Rhonda Costello, 58, has been an executive vice president and chief retail officer of the Bank since August 5, 2008.  Prior to joining the Bank, Ms. Costello, served as senior retail officer for Commerce Bank's Pennsylvania, Central New Jersey and New Jersey Shore Markets.  She also held a wide range of management positions during her 23 year tenure with Commerce Bank, which began March 4, 1985, including regional vice president of the Burlington County, N.J. market, director of the Human Resources Department and dean of Commerce University.
Jay M. Neilon, 62, has been an executive vice president and chief credit officer of the Bank since February 2012.  Mr. Neilon had been a senior vice president and chief credit officer of the Bank since December 31, 2008.  Prior to joining the Bank, Mr. Neilon, served as senior credit officer for Commerce Bank, N.A. and its successor TD Bank, N.A. from July 1992 to December 2008.  Prior to Commerce Bank, N.A., Mr. Neilon held various credit and lending positions with Fidelity Bank, Philadelphia, PA from September 1976 to July 1992.

Executive Compensation
Compensation Discussion and Analysis
Overview of the Executive Compensation Program.  Our executive compensation program includes a number of fixed and variable compensation and benefit components typical of programs among comparable community banking and financial services companies in our local and regional marketplace.  The program seeks to provide participating executives with an industry-competitive level of total compensation.
Our named executive officers receive from the Company a combination of base salary, health and welfare benefits, bonus compensation, long-term incentive compensation in the form of stock option awards, qualified and nonqualified deferred compensation and perquisites.
Compensation Philosophy and Program Objectives.  We believe that the compensation program for executives should directly support the achievement of annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our shareholders.
We believe the current program provides sufficient levels of fixed income, in the forms of base salary and health and welfare benefits, to attract high caliber executive talent to the organization.  We believe it also provides competitive annual bonus and longer-term incentive opportunities to encourage performance and to reward the successful efforts of executives.
The incentive opportunities are based on an executive's role in our organization, company and individual performance, maintaining a compensation program that is competitive in our industry and markets, and other factors.  Our current program contains certain compensation features, provided on a selective basis, to encourage retention through long-term wealth accumulation opportunities and to assure transition support in the event of substantial organization or ownership change.  These provisions are designed to support retention of good performers by the organization.
We believe that the features and composition of the current program are consistent with practices of other comparable community banking and financial services organizations in our marketplace and that the program balances the need for competitive pay opportunities at the executive level with shareholders' expectations for reasonable return on their investment.
Program Management.  The compensation committee of the board of directors has primary responsibility for the design and administration of the compensation of the chief executive officer of the Company and the Bank, and makes decisions with respect to the compensation program for other executive officers.  The compensation committee will consider the make-up and administration of the executive compensation program in light of changing organization needs and operating conditions and changing trends in industry practice.
Role of Executive Management in the Compensation Decision Process.  The compensation committee is responsible for approving compensation of our chief executive officer and other executive officers.  In determining the compensation of the chief executive officer of the Company and the Bank, the compensation committee considers and evaluates his individual and corporate performance and data with respect to the compensation of the chief executive officers of the peer group identified below under the heading "Basis for Defining Competitive Compensation Levels and Practices."  For the other executive officers of the Company and the Bank, the chief executive officer will make recommendations to the compensation committee with respect to the compensation of such executive officers.  In formulating its decisions, the compensation committee may seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from our chief executive officer.  It may also utilize the services of our chief financial officer and other officers to the extent the compensation committee deems appropriate.  None of our named executive officers had a role in recommending or setting his or her own compensation.

Program Review and Compensation Decision Process.  Annually, the compensation committee reviews information on executive compensation levels in the industry and industry program practices, reviews our compensation program, and considers adjustments to the program, salary adjustments and incentive awards.  The compensation committee will examine the current compensation and benefit levels of executive officers in light of their continuing or changing roles in the business and the assessments of their individual performances by the compensation committee or the chief executive officer.  It will also approve annual bonus compensation, after consideration of Company and individual performance, but which is ultimately discretionary.
The compensation committee may also be called upon to consider compensation related decisions throughout the calendar year as executives are reassigned or promoted and new executive officers join the organization.  In these instances, the compensation committee will review all aspects of the executive officer's compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.
Compensation Decision Factors and Considerations.  The following factors typically influence compensation committee decisions on salary and benefits for our executive officers:
•	Salary: executive's overall performance during the year ending, changes in organization role and scope of responsibility, current salary in relation to the position's market value, any significant changes in the industry's pay practices for comparable positions.
•	Discretionary Annual Bonus Compensation: competitive industry practice with respect to size of awards, actual performance of the Company against budget and performance of executive officer.
•	Longer-term Incentive Awards: competitive industry practice with respect to size of awards, recent performance of the Company and the individual executive, applicable accounting rules for expensing equity awards, and shareholder concerns about dilution and overhang.
•	Nonqualified Compensation and Benefits: tax rules on qualified benefit plans, likely replacement income benefits for executives compared to other categories of employees within the organization, competitive industry practice for comparable type and level of executive positions.
•	Perquisites: the needs of the executive's position, frequency of travel to other Company locations, or to meet with Company clients and prospective clients, and competitive industry practices for comparable executive roles.
•	Employment Agreements: where they serve Company needs for confidentiality about business practices and plans, preservation of the customer base (non-competition and non-solicitation provisions), competitive industry practices and employee retention.
Basis for Defining Competitive Compensation Levels and Practices.  The types and levels of compensation included in the Company's executive compensation program are generally consistent with current features and programming trends among similar organizations of comparable size in our local and regional marketplace.

The compensation committee may review survey reports on national and regional compensation practice within the Company's industry group, focusing on pay levels and practices among community banking and diversified financial services institutions based in the Mid-Atlantic Region and specifically the Greater Philadelphia metropolitan marketplace, having a level of total assets comparable to our own.  This range of institutions represents banking companies that are somewhat smaller and somewhat larger than the Company.  The asset range will be modified from time to time as the Company's operating circumstances change.
For the 2015 program planning cycle, the compensation committee reviewed executive compensation information from the following peer group, which were publicly traded financial institutions headquartered in Pennsylvania and New Jersey with total assets between $700 million and $3.0 billion, based on public information available through the internet and documents filed with the SEC.
Bryn Mawr Bank Corporation	OceanFirst Financial Corporation
Cape Bancorp, Inc	Ocean Shore Holding Co.
Citizens & Northern Corporation	Peapack-Gladstone Financial Corp
DNB Financial Corporation	Parke Bancorp, Inc
ESSA Bancorp, Inc	QNB Corporation
Fox Chase Bancorp, Inc.	Royal Bancshares of Pennsylvania, Inc.
Harleysville Savings Financial Corporation	Sun Bancorp, Inc
Metro Bancorp, Inc.	Univest Corporation of PA

In addition, the compensation committee reviewed an analysis prepared by an independent, external consultant which benchmarked the executive compensation levels and compensation practices of fifty-five publicly traded financial institutions headquartered in the northeastern region of the U.S.  These institutions were located in Connecticut, Massachusetts, Maryland, New Jersey, New York and Pennsylvania and had total assets ranging from $500 million to $2.5 billion.
Program Components.  There are six elements in the current executive compensation program:
Base Salary.  Base salary opportunities are based on industry practice for comparable jobs in similar community banking and financial service organizations comparable in size.  Within the defined competitive range, an executive's salary level is based initially on his qualifications for the assignment and experience in similar level and type roles.  Ongoing, salary adjustments reflect the individual's overall performance of the job against organization expectations and may also reflect changes in industry practices.
Health & Welfare Benefits.  Executives participate in Company's qualified health and welfare benefits program on the same terms and conditions as all other employees of the Company.
Annual Performance Incentives.  The Company pays bonus compensation which provides executives with opportunities to earn additional cash compensation in a given year.  Bonus compensation is discretionary, but Company and business unit operating results and individual performance contributions are considered.  Typical annual performance metrics for Company executives include net income, loan and deposit growth and net interest margin.  The determination of actual bonus amounts is not formulaic, but, rather, the result of a review of achievements by the chief executive officer and the compensation committee and the application of prevailing industry practices on annual incentive awards.
Longer-term Performance Incentives.  Executives are eligible to participate in longer-term incentive award plans established to focus executive efforts on the strategic directions and goals of the business and to reward them for their successes in increasing enterprise value.  Awards can result in additional cash compensation or equity under our equity compensation plans.  While the size of such awards may increase or decrease based on current business performance, it is the intention of the compensation committee to recommend some combination of the available awards at least annually as an incentive to focus executives' future efforts on longer-term needs and objectives of the business.

•	Equity Compensation Plans. Our equity compensation plans authorize us to award stock options, restricted stock, stock units, and stock appreciation rights to our eligible employees, including our executives. Our compensation committee is the administrator of the Plan. We may make equity awards at the commencement of employment and from time to time to meet other specific retention or performance objectives, or for other reasons. Periodic awards are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the compensation committee considers the recommendations of the chief executive officer.
•	Deferred Compensation. In 2009, our deferred compensation plan was frozen to new participants and Mr. Madonna is the only named executive officer who remains eligible for participation. As such, he may receive, at the compensation committee's discretion, a company contribution in an amount determined by the compensation committee. Contributions vest three years after the plan year to which the contribution applies, or sooner upon a change of control. The value and any earnings on participant accounts are determined by the changes in value of the investments selected by the participant, including the Company's common stock.
Nonqualified Benefits and Perquisites.  We currently do not offer a nonqualified deferred compensation benefit to any of our executives, except that our chief executive officer, as a former non‑employee director, has an account balance in a now frozen retirement income plan for directors.
Perquisites for Company executives are generally limited to automobile allowances or the use of a Company-provided automobile, and, in a very few instances, a club membership.  Typically, these perquisites are provided in instances where such benefits can facilitate the conduct of business with corporate and high net worth clients.
Employment and Change in Control Agreements.  We have entered into employment agreements with each of the named executive officers, in each case because the agreements served certain Company objectives and were consistent with competitive industry practices. All of the agreements include severance benefits, whether or not in connection with a change in control of the Company, and obligations of the named executive officers to maintain confidentiality about business practices and plans, and for the preservation of our operations and customer base through restrictive covenants, including noncompetition and non-solicitation provisions.  See "Description of Employment Agreements" and "Potential Payments Upon Termination or Change in Control."
2015 Compensation Decisions.  The salaries of each of the named executive officers were set in accordance with their existing employment agreements and are subject to adjustment based on an annual review by the compensation committee.
In making final decisions on compensation of the executive management team for 2015, the compensation committee assessed the individual performance of each named executive officer and also evaluated the overall performance of the Company during the prior year.  Management completed its effort to improve asset quality and strengthen the balance sheet to put the Company in a position to move forward with its aggressive growth and expansion strategy.  Issues that lingered from the effects of the economic downturn, many of which were originated under the old Republic Bank model, were appropriately handled and resolved.

In March 2014, Republic kicked off its growth plan which was given the title "The Power of Red is Back," by opening its first store using a new and distinctive glass building in Cherry Hill, NJ.  Additional store openings and renovations continued throughout the year and the initial results, measured in the form of new customer accounts and growth in loan and deposit balances, were extremely positive.  To support the aggressive expansion plan, management successfully completed a private placement offering of the Company's common stock in April 2014 to provide the capital necessary to maintain the appropriate regulatory capital ratios going forward.

Highlights for the year ended December 31, 2014 which the compensation committee evaluated during their assessment include the following:

•	Total assets increased by $253 million, or 26%, to $1.2 billion as of December 31, 2014 compared to $962 million as of December 31, 2013.

•	Shareholders' equity increased by 79% to $113 million as of December 31, 2014 compared to $63 million as of December 31, 2013 as a result of the $45 million common stock offering closed during the second quarter of 2014.

•	Non-interest bearing demand deposits increased by 42% to $224 million as of December 31, 2014 compared to $158 million as of December 31, 2013.

•	Total deposits increased by $203 million, or 23%, to $1.1 billion as of December 31, 2014 compared to $870 million as of December 31, 2013. The cost of funds on interest bearing deposits decreased to 0.47% for the year ended December 31, 2014 compared to 0.50% for the year ended December 31, 2013.

•	Total loans grew $103 million, or 15%, to $782 million as of December 31, 2014 compared to $679 million at December 31, 2013.

•	SBA lending continued to be a focal point of the Company's lending strategy. More than $56 million in new SBA loans were originated during the year ended December 31, 2014. The SBA team was ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania, and Delaware based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 15.10% and Tier I Leverage ratio was 11.23% at December 31, 2014.

•	Two new store locations were opened in Cherry Hill and Glassboro, NJ which feature the new and distinctive prototype building. The store in Voorhees, NJ was relocated to a prime site on the other side of town and the Company's flagship store located at 1601 Market Street in Center City Philadelphia was expanded and renovated in 2014.

•	The Haddonfield, NJ store, which opened in 2010, grew to more than $100 million in core deposits during 2014.

As a result of these achievements, each of the named executive officers, with the exception of Mr. Madonna, was awarded with an increase in base salary, a discretionary cash bonus and a stock option grant.  In March 2015, the compensation committee amended Mr. Madonna's employment agreement to include, among other things, a $100,000 reduction in his annual cash compensation to $415,000 with an increase in stock option grants to 100,000 shares on an annual basis.  This change provides a higher level of equity based incentive compensation to better align with shareholder interests.
Status of Practices Going Forward.  Payment of discretionary cash bonuses will continue to be assessed in the future based on individual performance and the operating results of the Company.  Stock option grants are likely to continue with the size of awards tracking with the performance results of the business.  The compensation committee will evaluate award opportunities for executives based upon an annual review of all relevant information available to them to ensure they are in line with performance results.
Employment Agreements.  The compensation committee has responsibility for review of current and proposed employment agreements and will specifically authorize contract renewals.
Compliance with Sections 162(m) and 409A of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exemptions for qualified "performance-based" compensation.  The Company has obtained shareholder approval of its stock option plan, and compensation earned pursuant to such plan is exempt from the Section 162(m) limit.  Since we retain discretion over bonuses and certain amounts contributed to the deferred compensation plan, such amounts will not qualify for the exemption for performance-based compensation.  Such amounts have not been at levels that, together with other compensation, approached the $1,000,000 limit.  The Company believes its compensation policies reflect due consideration of Section 162(m).  We reserve the right, however, to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our shareholders, after taking into consideration changing business conditions or the executive officer's performance.
It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements.
Compensation Committee Report
The compensation committee has reviewed and discussed the "Compensation Discussion and Analysis," which begins on page 17 of this proxy statement, with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.
Respectfully submitted,

Barry L. Spevak (Chair)
Robert J. Coleman
Theodore J. Flocco, Jr.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Executive Compensation
The following table shows the annual compensation of our chief executive officer, our chief financial officer and the three most highly compensated executive officers of the company other than the chief executive officer and chief financial officer for the fiscal year ended December 31, 2015.  Collectively, these officers are referred to as our "named executive officers".
2015 Summary Compensation Table
The following table shows the annual compensation of the Company's named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Harry D. Madonna President and Chief Executive Officer (2)	2015 2014 2013	434,231 512,115 479,231	- 20,000 20,000	176,000 24,840 17,880	107,167 85,934 95,959	717,398 642,889 613,070
Frank A. Cavallaro Chief Financial Officer (3)	2015 2014 2013	237,471 228,077 214,231	20,000 20,000 20,000	22,920 24,840 17,880	25,114 24,764 24,679	305,505 297,681 276,790
Andrew J. Logue Chief Operating Officer (4)	2015 2014 2013	362,721 347,115 331,154	20,000 20,000 20,000	22,920 24,840 17,880	31,432 31,099 30,586	437,073 423,054 399,620
Rhonda Costello Chief Retail Officer (5)	2015 2014 2013	263,279 253,077 242,500	20,000 20,000 15,000	22,920 24,840 17,880	26,752 28,123 27,340	332,951 326,040 302,720
Jay Neilon Chief Credit Officer (6)	2015 2014 2013	252,875 243,077 233,077	20,000 20,000 20,000	22,920 24,840 17,880	27,604 26,573 26,073	323,399 314,490 297,030

(1)	The amount shown is the aggregate fair value as of the grant date in accordance with FASB ASC Topic 718. We include the assumptions used in the calculation of these amounts in the footnotes to our audited financial statements included in this Annual Report on Form 10 K for the fiscal year ended December 31, 2015.
(2)	In 2015, all other compensation includes $35,797 of automobile and transportation allowance, $15,224 of business development expense including a club membership which is sometimes used for personal purposes, $39,737 for supplemental term life insurance policies, $5,809 for Company paid supplemental long-term disability policy premiums, and $10,600 in matching contributions made to Mr. Madonna's 401(k) plan account.
(3)	In 2015, all other compensation includes $17,024 of automobile and transportation allowance and $8,090 in matching contributions made to Mr. Cavallaro's 401(k) plan account.
(4)	In 2015, all other compensation includes $20,832 of automobile and transportation allowance and $10,600 in matching contributions made to Mr. Logue's 401(k) plan account.
(5)	In 2015, all other compensation includes $18,685 of automobile and transportation allowance and $8,067 in matching contributions made to Ms. Costello's 401(k) plan account.
(6)	In 2015, all other compensation includes $17,004 of automobile and transportation allowance and $10,600 in matching contributions made to Mr. Neilon's 401(k) plan account.

Grants of Plan-Based Awards in 2015
The following table sets forth information concerning the grant of plan-based awards to the Company's named executive officers during the year ended December 31, 2015.
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Option Awards ($)
Harry D. Madonna	March 12, 2015	100,000	3.55	176,000
Andrew J. Logue	March 12, 2015	12,000	3.55	22,920
Rhonda Costello	March 12, 2015	12,000	3.55	22,920
Jay M. Neilon	March 12, 2015	12,000	3.55	22,920
Frank A. Cavallaro	March 12, 2015	12,000	3.55	22,920

The Company's compensation committee authorized the granting of the options in the table shown above.  Options issued to Mr. Madonna represented the annual grant of options as set forth in his employment agreement.
Description of Employment Agreements.
Employment Agreement with Mr. Madonna.  In May 2013, the Company and the Bank entered into an employment agreement, effective June 1, 2013 with Harry D. Madonna, Chairman of the board of directors of both the Company and the Bank, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. The agreement replaced and superseded Mr. Madonna's prior employment agreement which was set to expire on December 31, 2013. On March 18, 2015, the Company, the Bank and Mr. Madonna agreed to amend the employment agreement.
The agreement provides for Mr. Madonna's continuing service as Chairman of the boards of directors of the Company and the Bank, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank for an initial term of three years beginning June 1, 2013, subject to annual renewals thereafter absent notice of nonrenewal by either party at least six months prior to an annual renewal date.  The Company and the Bank may also terminate Mr. Madonna's employment at any time for specified events of "good reason" (as defined in the agreement). Mr. Madonna may terminate the agreement with six months prior notice.  Mr. Madonna may also terminate the agreement for specified events of "good cause" (as defined in the agreement).
Mr. Madonna's annual base salary under the amended agreement was reduced to $415,000 effective March 1, 2015. It was $515,000 prior to the amendment.  Mr. Madonna is eligible to receive annual increases in base salary at the sole discretion of the Compensation Committee of the Company after taking into account criteria determined in advance by the Committee, and bonuses based on a percent of annual base salary in the sole discretion of the Compensation Committee upon achievement of established criteria.
The amended agreement also provides for the annual issuance of options to Mr. Madonna to purchase not less than 100,000 shares of the Company's common stock effective March 12, 2015 and continuing annually thereafter so long as Mr. Madonna remains employed under the terms of the agreement. Option grants will be based on meeting or exceeding criteria established from year to year by the committee charged with the responsibility for making grants under the Company's stock incentive plan. Such options will vest one year after the date of grant or earlier upon the occurrence of either a Change in Control (as defined in the agreement) or a Termination Event (as defined below) and will be granted at a per share exercise price equal to fair market value of the stock on the date of grant.

Mr. Madonna will also be entitled to certain other customary perquisites, including use of an automobile and reimbursement of related operating expenses, health and disability insurance available to all employees, and reimbursement for travel, entertainment and club dues and expenses.  Under the agreement, the Company and the Bank also agree to reimburse Mr. Madonna for the cost of term life insurance policies providing a death benefit in the amount of $4.0 million.
Mr. Madonna's agreement provides for certain severance and change in control benefits.  In the event of termination of Mr. Madonna's employment for any reason, including a merger or sale of the Company or the Bank or transfer of a majority of the stock of the Company or the Bank (any one of which shall be considered a "Change in Control") or failure by the Company and the Bank to continue his employment at the termination of the agreement or any subsequent employment agreement, or if Mr. Madonna is not elected a member of the boards of directors of the Company or the Bank or upon agreement that Mr. Madonna is to transition from service as chief executive officer to service as a non-employee director of the Company and the Bank (each a "Termination Event"), Mr. Madonna would be entitled to receive a severance payment in the amount of $1.6 million, five years of continued health and other benefits, and life insurance or cash in an amount equal to the cost of such insurance.  Mr. Madonna would not be entitled to any severance or other payments in the event that his employment terminates as a result of death, resignation by him without good cause, or termination by the Company or the Bank for good reason.  Subject to compliance with Section 409A of the Internal Revenue Code, all severance payments are to be made in a lump sum within 30 days after the applicable termination event.
In the event of a merger or sale or transfer of a majority of the stock of the Company or the Bank while Mr. Madonna remains employed by the Company and the Bank or remains serving as a director (or within one year after Mr. Madonna ceases to provide any services to either the Company or the Bank in any capacity), he will be entitled, in addition to any other compensation payable to him under the agreement, to a transaction bonus in an amount determined by the compensation committees of the Company and the Bank, which amount cannot be less than $1.0 million.  The transaction bonus is payable within 30 days following consummation of the transaction giving rise to payment of such bonus.
The agreement provides for non-disclosure by Mr. Madonna of any confidential information relating to the business of the Company or the Bank during or after the period of his employment, except in the course of employment related duties.  In the event that the amounts and benefits payable under the agreement are such that Mr. Madonna becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code, Mr. Madonna will be entitled to receive a tax gross-up payment to reimburse him for the amount of such excise taxes.  He will also receive a tax gross-up payment for certain other taxes payable by him with respect to certain perquisites under the agreement.
Employment Agreements with Messrs.  Logue, Cavallaro and Neilon and Ms. Costello.  On July 14, 2015, the Bank entered into employment agreements with each of Andrew J. Logue, President and Chief Operating Officer of the Bank; Frank A. Cavallaro, Executive Vice President and Chief Financial Officer of the Bank and the Company; Rhonda Costello, Executive Vice President and Chief Retail Officer of the Bank; and Jay M. Neilon, Executive Vice President and Chief Credit Officer of the Bank.  Each of the employment agreements is for a one-year term commencing on July 1, 2015, with annual renewals thereafter absent notice of non-renewal by either party at least six months prior to an annual renewal date.
Under the employment agreements, each executive officer is entitled to receive a specified annual base salary and is eligible to participate in other compensation plans or programs maintained by the Company or the Bank for senior executive officers, including stock compensation, retirement, savings and similar plans.  Each executive officer is also able to earn an annual bonus based on criteria established by the Compensation Committee of the Company's Board of Directors.  The annual base salary amounts for each of Messrs. Logue, Cavallaro and Neilon and Ms. Costello initially set forth in their respective employment agreements were $365,750, $239,250, $254,750, and $265,250, respectively.

In the event of termination of an executive officer's employment, including resignation by the officer for specified events of "good reason" or a failure to continue an officer's employment at termination of the employment agreement, the officer would be entitled to receive a lump-sum payment equal to two times the officer's base salary in effect immediately prior to termination (the "Severance Payment").  If the executive's employment is terminated as a result of, or in contemplation of, a change in control of the Company, the executive would be entitled to receive the Severance Payment unless the executive is offered a comparable position in the Philadelphia metropolitan area for a period of at least twenty-four months after the change in control with compensation substantially similar to or greater than executive's compensation with the Bank.  No severance is payable in the event of termination of an executive's employment for specified events of "cause," or as a result of an executive's death, disability or resignation without good reason.
The employment agreements include customary provisions relating to non-competition and non-solicitation of customers and employees for a period of twelve months following termination of employment.  The employment agreements replace and supersede any prior employment or change in control agreements to which any of the executive officers were a party.
Stock Option Plans.  The Company maintained the Stock Option Plan and Restricted Stock Plan of Republic First Bancorp, Inc., which originally became effective on November 15, 1995 and was amended and approved at the Company's 2005 annual meeting of shareholders.  We refer this plan as the "2005 Plan."  In accordance with the terms of the 2005 Plan, the Company was able to award stock options, restricted stock, and stock appreciation rights to employees, directors, and certain consultants.  Under the 2005 Plan, 1.5 million shares of common stock, plus an annual increase equal to the number of shares needed to restore the maximum number of shares available for grant under the plan to 1.5 million shares, were available for such awards.  As of December 31, 2015, the only grants under the 2005 Plan had been option grants.  This plan provided that the exercise price of each option granted equals the market price of the Company's stock on the date of grant.  Any option granted vests within one to four years and has a maximum term of ten years.  The 2005 Plan terminated on November 15, 2015 in accordance with the terms and conditions specified in the plan agreement.
In 2014, the Company adopted, and the shareholders approved, the 2014 Republic First Bancorp, Inc. Equity Incentive Plan, which we refer to as the "2014 Plan."  Under this plan the Company may award shares of the Company's common stock through incentive or nonqualified stock options, restricted stock, stock units, and stock appreciation rights to the Company's employees, directors, independent contractors, and certain consultants.  In accordance with the terms of the 2014 Plan, 2.6 million shares of common stock, plus an annual increase equal to the greater of (i) the number of shares needed to restore the maximum number of shares available for grant under the plan to 2.6 million shares or (ii) 10% of the number of shares of outstanding common stock on the last trading day of the preceding calendar year, are available for such awards.  At December 31, 2015, the maximum number of shares of common stock issuable under the 2014 Plan was 3.9 million.

The 2014 Plan provides that the exercise price of each option granted equals the fair market price of the Company's common stock on the date of grant, except with respect to incentive stock options awarded to certain 10% shareholders, which have an exercise price of no less than 110% of the fair market value on the date of grant.  All options have a maximum term of 10 years, except with respect to incentive stock options awarded to certain 10% shareholders, which have a maximum term of five years. Stock options generally expire upon termination of employment for cause.  In the event of a termination other than for cause, a vested incentive stock option must be exercised within three months from the date of termination of employment or within twelve months in the event of termination for disability.
Awards made under the 2014 Plan may have service and/or performance vesting requirements as the Compensation Committee may determine.  Unless otherwise provided in a grant agreement, awards under the 2014 Plan will become exercisable and fully vested upon the occurrence of a change in control of the Company (as defined in the 2014 Plan).

Outstanding Equity Awards at December 31, 2015
The following table sets forth information concerning outstanding equity awards held by the Company's named executive officers as of December 31, 2015.
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Harry D. Madonna	3,000 6,000 9,000 12,000 12,000 12,000 12,000	100,000 9,000 6,000 3,000	3.55 3.68 2.69 1.95 3.23 4.50 7.85 5.99	(6) (2) (3) (4)	March 12, 2025 February 28, 2024 March 13, 2023 February 28, 2022 February 2, 2021 January 27, 2020 January 21, 2019 January 23, 2018
Frank Cavallaro	3,000 8,000 7,500	12,000 9,000 12,000 15,000	3.55 3.68 2.69 1.95 3.23 5.71	(1) (2) (7) (5)	March 12, 2025 February 28, 2024 March 13, 2023 February 28, 2022 February 2, 2021 September 2, 2019
Andrew J. Logue	3,000 6,000 10,000 20,000 20,000 10,000 5,000 20,000	12,000 9,000 6,000 15,000	3.55 3.68 2.69 1.95 3.23 3.95 5.12 5.70 7.72 8.00	(1) (2) (3) (5)	March 12, 2025 February 28, 2024 March 13, 2023 February 28, 2022 February 2, 2021 April 29, 2020 January 19, 2020 February 26, 2019 November 25, 2018 August 26, 2018
Rhonda Costello	3,000 6,000 10,000 20,000 10,000 5,000 20,000	12,000 9,000 6,000 8,000	3.55 3.68 2.69 1.95 3.23 5.12 5.70 7.72 8.00	(1) (2) (3) (5)	March 12, 2025 February 28, 2024 March 13, 2023 February 28, 2022 February 2, 2021 January 19, 2020 February 26, 2019 November 25, 2018 August 26, 2018
Jay Neilon	3,000 6,000 8,000 10,000 10,000	12,000 9,000 6,000 15,000	3.55 3.68 2.69 1.95 3.23 5.12 5.70	(1) (2) (3) (5)	March 12, 2025 February 28, 2024 March 13, 2023 February 28, 2022 February 2, 2021 January 19, 2020 February 26, 2019

(1)	Shares vest and become exercisable in four equal installments each year beginning March 12, 2016, the first anniversary of the date of grant.
(2)  Shares vest and become exercisable in four equal installments each year beginning February 28, 2015, the first anniversary of the date of grant.
(3)	Shares vest and become exercisable in four equal installments each year beginning on March 13, 2014, the first anniversary of the date of grant.
(4)	Shares vest and become exercisable in four equal installments each year beginning on February 28, 2013, the first anniversary of the date of grant.
(5)	Reflects shares vesting on February 28, 2016.
(6)	Reflects shares vesting on March 12, 2016
(7)	Reflects shares vesting on March 13, 2017

Option Exercises and Stock Vested-2015

The following table sets forth information concerning exercise of outstanding stock option awards by the Company's named executive officers during the year ended December 31, 2015.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Harry D. Madonna	-	-
Frank Cavallaro	-	-
Andrew J. Logue	-	-
Rhonda Costello	-	-
Jay Neilon	-	-

Pension Benefits at December 31, 2015
Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (1)($)
Harry D. Madonna	Amended and Restated Supplemental Retirement Plan	23	210,883

(1)	Mr. Madonna's years of credited service and the present value of his accumulated benefit were determined as of December 31, 2015, which is the same pension plan measurement date that the Company used for financial statement reporting purposes with respect to its audited financial statements for the fiscal year ended December 31, 2015.

In 1992, the Company adopted a supplemental retirement plan for non-employee directors.  The plan was frozen to new participants in 1992, but the Company continues to maintain the plan for participants who served as non‑employee directors in 1992.  At that time, Mr. Madonna was a non‑employee director and he continues to be a participant in the plan.  The present value of accumulated benefit was calculated based upon the actuarial present value of accumulated benefits, calculated as of December 31, 2015, as described below.  The plan provides for a retirement benefit of $25,000 per year for ten years, which payments may begin at the later of actual retirement date or 65 years of age.  Mr. Madonna has reached 65 years of age and the amount shown in the table above represents the present value of the accumulated benefit amount necessary to fund $25,000 annual payments over a ten year period commencing December 31, 2015, which was the end of the Company's most recently completed fiscal year.  Present value was calculated using a 4% discount rate.

Nonqualified Deferred Compensation at December 31, 2015
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year- End ($) (2)
Harry D. Madonna	-	-	(3,467)	-	476,377

(1)	Mr. Madonna's deferred compensation account is credited with gains, losses and expenses as if it had been invested in shares of the FBD Liquidating Trust and shares of certain publicly traded mutual funds as allowed by the plan. The amount reported is not included in the Summary Compensation Table.
(2)	Company contributions to the deferred compensation plan vest over a three year period or upon completion of a change in control, as defined in the plan. At December 31, 2015, the vested balance for Mr. Madonna was full vested in the amount of $476,377.
The Company maintains a deferred compensation plan for the benefit of certain officers and directors. As of December 31, 2009, no additional individuals may participate in the plan and Mr. Madonna is the only named executive officer who is an eligible participant.  The plan permits certain participants to make elective contributions to their accounts, subject to applicable provisions of the Internal Revenue Code.  In addition, the Company may make discretionary contributions to participant accounts.  Company contributions are subject to vesting, and generally vest three years after the end of the plan year to which the contribution applies, subject to acceleration of vesting upon certain changes in control (as defined in the plan) and to forfeiture upon termination for cause (as defined in the plan).  Participant accounts are adjusted to reflect contributions and distributions, and income, gains, losses, and expenses as if the accounts had been invested in permitted investments selected by the participants, including Company common stock.  The plan provides for distributions upon retirement and, subject to applicable limitations under the Internal Revenue Code, limited hardship withdrawals.
Potential Payments Upon Termination or Change in Control
Termination or Change in Control Provisions in Agreements.  The Company and the Bank are parties to employment agreements that provide severance benefits to the named executive officers under certain circumstances in the event of termination of their employment, including as a result of a change in control of the Company or the Bank.  For a description of such agreements, see "Description of Employment Agreements."
Termination or Change in Control Provision in Deferred Compensation Plan.  Our deferred compensation plan provides that:
•	a participant is 100 percent vested as to amounts voluntarily deferred by the participant; and
•	any company contributions will be 100 percent vested upon a "change of control" (as defined in the deferred compensation plan).
A participant's benefits in the deferred compensation plan are payable as soon as practicable following a termination of employment from the Company.  Mr. Madonna is the only named executive officer who is an eligible participant in the deferred compensation plan.
Change in Control Provisions in the Company's Equity Compensation Plans.  The Company's equity compensation plans each provide that all outstanding stock options become immediately exercisable upon a change of control of the Company (as defined in the Plans).  The Plans also provide that upon a change of control of the Company, all restrictions on the transfer of restricted shares granted under the Plans which have not been forfeited prior to such date shall lapse.

The following table shows the estimated amount of payments and benefits that would be provided by the Company to the named executive officers under the plans and agreements described above, that were in effect as of December 31, 2015, assuming their employment was terminated as of December 31, 2015, for various reasons as described below.
Reason for Termination of Employment
Name of Officer and Nature or Payment	Termination by Executive Without Cause or Termination by Us With Cause	Termination by Executive for Cause or Termination by Us Without Cause	Death	Disability	Termination by Us Without Cause or Termination by Executive for Cause in Connection with Change in Control	Transition from Executive Officer to Non- Employee Board Member
Harry D. Madonna Total cash payment (1) Stock option vesting (3) Cost of continuation of benefits Total	- - - -	$2,277,260 - 287,742 $2,565,002	- - - -	$2,277,260 - 287,742 $2,565,002	$4,762,467 100,830 287,742 $5,151,039	$1,590,000 - 287,742 $1,877,742
Andrew J. Logue Total cash payment (2) Stock option vesting (3) Cost of continuation of benefits Total	- - - -	$731,500 - - $731,500	- - - -	- - - -	$731,500 60,750 - $792,250	- - - -
Rhonda Costello Total cash payment (2) Stock option vesting (3) Cost of continuation of benefits Total	- - - -	$530,500 - - $530,500	- - - -	- - - -	$530,500 44,090 - $574,590	- - - -
Jay Neilon Total cash payment (2) Stock option vesting (3) Cost of continuation of benefits Total	- - - -	$509,500 - - $509,500	- - - -	- - - -	$509,500 60,750 - $570,250	- - - -
Frank A. Cavallaro Total cash payment (2) Stock option vesting (3) Cost of continuation of benefits Total	- - - -	$478,500 - - $478,500	- - - -	- - - -	$478,500 70,590 - $549,090	- - - -

(1)	Represents amounts payable in accordance with terms of employment agreement including a fixed sum equal to $1.6 million as consideration for Mr. Madonna's services to the Company prior to termination. Also includes $476,377, representing benefits payable under the deferred compensation plan, and $210,883, representing the present value of Mr. Madonna's supplemental retirement benefits, or ten annual payments of $25,000 each, determined using a 4% discount rate. The total cash payment due in connection with a change in control includes a transaction bonus in the amount of $1.0 million plus reimbursement of certain excise taxes that may become payable in connection with this termination payment. In lieu of annual supplemental retirement benefit payments, Mr. Madonna may elect to receive an assignment of a life insurance policy, which had a cash surrender value of $249,118 at December 31, 2015. The amounts detailed above are payable within 30 days of a termination event.

(2)	Represents a lump sum severance payment due in accordance with employment agreement in an amount equal to two times the Executive's annual base salary in effect immediately prior to termination. The amount is payable within 30 days of a termination event or in connection with a change in control unless the Executive is offered a comparable position for a period of twenty-four months with the surviving company after a change in control.
(3)
Amount is based on the difference between the price of our common stock on an assumed termination date of December 31, 2015 ($4.33) and the exercise price of all unexercisable stock options listed in the "Outstanding Equity Awards at December 31, 2015" table beginning on page 27 of this Proxy Statement.

Director Compensation
The following table sets forth information regarding compensation paid by the Company to its non‑employee directors during 2015.
Director Compensation in 2015
Name	Fees Earned or Paid in Cash ($)	Option Awards (1) (2) ($)	Total ($)
Robert J. Coleman	52,500	17,600	70,100
Theodore J. Flocco, Jr.	69,000	17,600	86,600
Barry L. Spevak	60,000	17,600	77,600
Brian Tierney	42,750	17,600	60,350
Harris Wildstein, Esq.	58,000	17,600	75,600

(1)	The amount shown is the aggregate fair value as of the grant date in accordance with FASB ASC Topic 718. We include the assumptions used in the calculation of these amounts in the footnotes to our audited financial statements included in this Annual Report on Form 10 K for the fiscal year ended December 31, 2015.
(2)	Each director received a grant of 10,000 options on March 12, 2015. Each such option vests one year after the date of grant, subject to acceleration upon completion of a change in control. The fair value as of the date of grant for each director was $17,600. As of December 31, 2015, the following directors had the following outstanding options: Mr. Coleman, 45,300; Mr. Flocco, 39,000; Mr. Spevak, 42,000; Mr. Tierney, 30,000; and Mr. Wildstein, 42,000.
Employee directors receive no additional compensation for their service on the board.  During 2015, non‑employee directors received a $9,000 quarterly retainer fee.  The audit committee chair received an annual fee of $15,000 for serving as the chairman of the committee during 2015.  Each member of the audit committee received $1,500 for each committee meeting attended.  The chair of all other board committees received an annual fee of $3,000 for serving as a committee chairman during 2015 and each member of those committees received $1,000 for every committee meeting attended.
On March 12, 2015, we made annual grants of stock options to our non‑employee directors, at the exercise price of $3.55 per share.  Under the annual grant, we awarded options to purchase 10,000 shares of common stock to each of the non-employee directors.  The stock options described above are scheduled to vest in full on March 12, 2016.
Certain non‑employee directors, namely Messrs. Spevak and Wildstein, are also eligible to participate in a nonqualified deferred compensation plan.  Mr. Spevak's deferred compensation account is credited with gains, losses and expenses as if it had been invested in the common stock of the Company.  In fiscal 2015, Mr. Spevak's deferred compensation account was credited with a gain of $8,289.  Mr. Wildstein's deferred compensation account is credited with gains, losses and expenses as if it had been invested in the common stock of the Company, shares of the FBD Liquidating Trust and shares of certain publicly traded mutual funds as allowed by the plan.  In fiscal 2015, Mr. Wildstein's deferred compensation account was charged with a loss of $182.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with related persons
The Bank has made, and expects to continue to make in the future, loans to directors and executive officers of the Company and the Bank, and to their family members, and to firms, corporations, and other entities in which they and their family members maintain interests.  None of such loans are, as of the date of the Annual Report on Form 10‑K, or were at December 31, 2015 or December 31, 2014, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of  business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.
In 2008, Vernon W. Hill, II, founder and chairman (retired) of Commerce Bancorp, Inc., Theodore J. Flocco, and three other investors, including Mr. Madonna's family trust, invested in a private placement of $10.8 million of convertible trust preferred securities sponsored by the Company.  Simultaneously with those investments, the Company entered into a consulting agreement with Mr. Hill which, among other things, provides Mr. Hill with the right to designate one individual to the board of directors of the Company and the Bank.
Mr. Hill is a beneficial owner of more than five percent of the Company's outstanding common stock as a result of his current holdings of common stock and convertible trust preferred securities.  Accordingly, he and his wife are considered related persons.  Pursuant to the consulting agreement mentioned above, Mr. Hill, received $250,000 on an annual basis for services rendered during 2015 and 2014.  In addition, we paid $415,000 and $343,000 during 2015 and 2014, respectively, to InterArch Design, Inc., a company that is wholly-owned by Mr. Hill's wife, for marketing, graphic design, architectural, and project management services. We paid $144,000 and $28,000 during 2015 and 2014, respectively, to Glassboro Properties, LLC related to a land lease agreement for our Glassboro store.  Mr. Hill has an ownership interest in Glassboro Properties LLC, which is a commercial real estate firm.
We paid $129,000 and $133,000 during 2015 and 2014, respectively, to Brian Communications for public relations services.  Brian Tierney, a member of the Board of Directors, is the CEO of Brian Communications, a strategic communications agency.
Review, approval or ratification of transactions with related persons
All transactions, including arrangements and relationships, with related persons that are required to be disclosed pursuant to Item 404 of Securities and Exchange Commission Regulation S‑K are approved by our board of directors. Extensions of credit to insiders, including related persons, are made pursuant to a written policy designed to ensure compliance with Federal Reserve Board Regulation O, the primary federal banking regulation which governs extensions of credit to insiders, and is applicable to the Bank.
CODE OF ETHICS
The Company has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The text of the Company's code of ethics is available on the Company's website at www.myrepublicbank.com.

PROPOSAL 2
TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
 FROM 50,000,000 TO 100,000,000
At the annual meeting, shareholders will be asked to vote upon a proposal to approve an amendment to the articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.  Our board of directors has approved the proposed amendment, and is submitting it to a vote of the shareholders, together with its recommendation that the proposed amendment be approved.
Currently, we are authorized to issue 50,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.  As of March 7, 2016, 37,837,253 shares of our common stock were issued and outstanding, 3,978,323 shares were reserved for issuance under our equity compensation plan, and 1,661,538 shares were reserved for issuance upon conversion of certain convertible securities.  As a result, only 6,522,886 shares of common stock were authorized, unissued and unreserved.  As of March 7, 2016, no shares of our preferred stock were issued and outstanding.
The proposed amendment would affect the increase in the authorized shares of common stock by amending Article V, Paragraph A of our articles of incorporation to read, as set forth in full:
"A. 100,000,000 shares of common stock with a par value of $.01 per share."
The additional shares of common stock, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no preemptive rights relating to the common stock.  As such, any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing shareholders) the percentage ownership of existing shareholders would be diluted accordingly.
Our board of directors believes that an increase in the authorized number of shares of common stock to 100,000,000 shares will provide us with greater flexibility to issue common stock in connection with future stock issuances to meet capital needs or enhance our capital resources, stock splits, stock dividends, and other proper corporate purposes, including acquisitions and recapitalizations. The additional authorized shares would be available for issuance from time to time at the discretion of the board of directors when opportunities arise, without further shareholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of the NASDAQ Stock Market (or other exchange on which our securities may be listed), or other agreements or restrictions.  Potential transactions could include public or private capital-raising transactions in which shares of common stock, convertible preferred stock, convertible debt or other securities are issued.  There is no assurance that any capital-raising transaction will be undertaken.
Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND OUR SHAREHOLDERS, AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000.

PROPOSAL 3
TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES
In the event that there are not sufficient votes to constitute a quorum or to approve the proposal to increase the authorized shares of common stock at the annual meeting, the proposal could not be approved unless such meeting was adjourned or postponed to a later date or dates in order to permit further solicitation of proxies.  In order to allow proxies that have been received by us at the time of the annual meeting to be voted for adjournment or postponement, you are being asked to consider a proposal to approve the adjournment or postponement of the annual meeting, if necessary or appropriate, including to permit further solicitation of proxies if necessary to obtain additional votes in favor of the proposals.

If there are sufficient votes to constitute a quorum and approve the proposal to increase the authorized shares of common stock at the annual meeting, the chairman of the annual meeting may determine that no action will be taken on the proposal to adjourn.

Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.  Although the Company is not required to do so, the Company believes that it is appropriate for it to request shareholder ratification of the appointment of BDO as its independent registered public accounting firm for the fiscal year ending December 31, 2016.  If shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders' rejection and reconsider the appointment, but it will not be required to and may not change the appointment of the Company's independent registered public accounting firm.  In addition, even if the shareholders ratify the selection of BDO, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that a change is in the best interest of the Company.
The Company has been advised that representatives of BDO will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so.  It is expected that the representatives will be available to respond to appropriate questions.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The aggregate fees for professional services rendered by BDO for the fiscal years ended December 31, 2015 and 2014 were as follows:
Fee Category (1)	2015 Fees	2014 Fees
Audit Fees (2)	$211,283	$ 214,875
Audit-Related Fees (3)	20,500	20,500
Tax Fees (4)	28,424	12,074
All Other Fees (5)	12,825	26,194
Total Fees	$273,032	$ 273,643

(1)	The aggregate fees included in Audit Fees are fees billed for services associated with the audits of those fiscal years. The aggregate fees included in each of the other categories are fees billed in those fiscal years.
(2)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements, internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Company's independent registered accounting firm in connection with statutory and regulatory filings or engagements.
(3)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." Includes fees for services related to the employee benefit plan audit, and other attest services not required by statute or regulation.
(4)	Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.
(5)	All Other Fees consist of fees billed for services provided in relation to the filing of registration statements with the SEC, along with any other products and services provided by the independent registered public accounting firm, other than those services described above.
The audit committee meets with our independent auditors to approve the annual scope of accounting services to be performed and the related fee estimates.  The audit committee also meets with the Company's independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company's earnings announcements, to review the results of their auditors' work.  During the course of the year, the chairman of the audit committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process.  The chairman reports any interim pre‑approvals at the following quarterly meeting.  At each of the meetings, management and the Company's independent auditors update the audit committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved.  All of the audit and non‑audit services performed by BDO for the Company in fiscal years 2015 and 2014 and described above were pre-approved by the audit committee in accordance with the foregoing procedures.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.  Based on the Company's review of the copies of the reports filed by such persons and written representations, the Company believes that all filings required to be made by Reporting Persons for the period from January 1, 2015 through December 31, 2015 were made on a timely basis.

OTHER MATTERS
The Company is not presently aware of any matters (other than procedural matters) that will be brought before the annual meeting which are not reflected in the attached Notice of Annual Meeting of Shareholders.  The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which the Company did not receive notice by February 15, 2015; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the annual meeting.  In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING
Any shareholder who intends to present a proposal for consideration at the Company's 2017 Annual Meeting of Shareholders must submit her or his proposal to the Company no later than December 2, 2016, in order to have the Company consider the inclusion of such proposal in the Company's proxy statement relating to the 2017 Annual Meeting.  Reference is made to SEC Rule 14a-8 for information concerning the content and form of such proposal and the manner in which such proposal must be made.
Any shareholder who intends to present a proposal for consideration at the Company's 2017 Annual Meeting of Shareholders must deliver written notice of any proposed director nomination or other proposal for consideration at the Company's 2017 Annual Meeting of Shareholders to the Corporate Secretary no later than December 2, 2016, pursuant to the Company's advance notice by-law.  This requirement is separate from and in addition to the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.
Nominations for election to the board of directors at the 2017 Annual Meeting may be made only in writing by a shareholder entitled to vote at the 2017 Annual Meeting of Shareholders.  Such nominations must be addressed as follows:  Kemma Brown, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, PA 19102.  Nominations for the 2017 Annual Meeting must be received by the Corporate Secretary no later than December 2, 2016, and must be accompanied by the following information:  (i) the name and address of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the board; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The Chairman of any meeting of shareholders held to elect directors and the board of directors may refuse to recognize the nomination of any person not made in compliance with such provisions.

REPORTS AND OTHER DOCUMENTS
Annual Report
A copy of the Company's 2015 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10‑K for the year ended December 31, 2015, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock at the close of business on March 7, 2016, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner.  Additionally, our proxy statement, annual report to shareholders, and proxy card are available on the internet at http://www.edocumentview.com/FRBK.  Requests for copies should be directed to Kemma Brown, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19102, (215) 735‑4422, extension 5251.
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports.  This means that only one copy of the Company's proxy statement, 2015 Annual Report to Shareholders and Form 10‑K may have been sent to multiple shareholders in your household.  The Company will promptly deliver a separate copy of any of these documents to you on written or oral request to Kemma Brown, Corporate Secretary, Two Liberty Place, 50 South 16th Street, Suite 2400, Philadelphia, PA  19102, (215) 735‑4422, extension 5251.  If you want to receive separate copies of the proxy statement, 2015 Annual Report to Shareholders or Form 10‑K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.
IT IS IMPORTANT THAT YOU VOTE PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
By Order of the Board of Directors

Corporate Secretary

Philadelphia, Pennsylvania
March 28, 2016

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

\/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1.	Election of Two Class III Directors.	For	Withhold

	01 – Theodore J. Flocco, Jr.	☐	☐

	02 – Barry L. Spevak	☐	☐

B	Proposals – The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.
		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve an amendment to the articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.	☐	☐	☐	4.	Ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

3.
Proposal to adjourn the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the proposal to amend the articles of incorporation to increase the authorized shares of common stock.
		☐	☐	☐

C	Authorized Signatures – This section must be completed for your vote to by counted. – Date and Sign Below
Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign. If a corporation, partnership or other entity, please sign full corporate partnership or entity name by authorized officer or person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

39

\/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

REVOCABLE PROXY — REPUBLIC FIRST BANCORP, INC.

Notice of 2016 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — April 26, 2016
The undersigned hereby appoints Rhonda S. Costello and Andrew J. Logue, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the 2016 annual meeting of shareholders of Republic First Bancorp, Inc. to be held on April 26, 2016, and at any postponement or adjournment thereof, and to vote all of the shares of Republic First Bancorp, Inc. common stock which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. This proxy may be revoked by notice as described in the enclosed Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees, FOR the proposal to approve an amendment to the articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000, FOR the adjournment of the annual meeting, if necessary, to solicit additional proxies, and FOR the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

By executing this proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting scheduled to be held on April 26, 2016, the Proxy Statement and Republic First Bancorp, Inc.'s 2015 Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.